EXHIBIT 1

                                                                Execution Copy

                          INTEK DIVERSIFIED CORPORATION

                       PREFERRED STOCK PURCHASE AGREEMENT


         PREFERRED STOCK PURCHASE AGREEMENT, dated as of December 29, 1997, between INTEK DIVERSIFIED CORPORATION, a Delaware corporation having an office at 214 Carnegie Center, Suite 304, Princeton, New Jersey 08540 (the "Company"), and SECURICOR COMMUNICATIONS LIMITED, a company incorporated under the laws of England and Wales having an office at 15 Carshalton Road, Sutton, Surrey, SM1 4LD, England (the "Investor").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell an aggregate of 12,408 shares (the "Shares") of convertible preferred stock, $.001 par value (the "Preferred Stock") which will, when authorized, have a liquidation preference of $1,000 per share and the designations, powers, preferences, rights, qualifications, limitations and restrictions substantially as those set forth in the Certificate of Designation annexed hereto as Exhibit A (the "Designation") for an aggregate of $12,408,000 to the Investor, who is an "accredited investor" within the meaning of Rule 501(a) adopted under the Securities Act of 1933 (the " 1933 Act"); and

         WHEREAS, the Investor wishes, pursuant to the terms and conditions hereinafter set forth, to purchase the Preferred Stock referred to in the proceeding paragraph.

         NOW THEREFORE, in consideration of the premises, and the respective representations and warranties hereinafter set forth, the Company and the Investor agree as follows:

1.       SUBSCRIPTION.
         ------------

         (a) The Investor, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Preferred Stock, subject to the conditions set forth in paragraph 1(b), below.

         (b) The obligations of Purchaser to purchase the Preferred Stock is conditioned upon:

                  (i) the approval of the Company's shareholders of an amendment to the Company's Certificate of Incorporation to permit the issuance of preferred stock; and

                  (ii) the amendment described in Section 5.2 shall have been approved by the Intek shareholders by April 30, 1998.


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2.       PURCHASE AND CLOSING.
         --------------------

         2.1 At the Closing (as hereinafter defined), the Company shall issue and sell to the Investor and the Investor shall purchase the Preferred Stock from the Company.

         2.2 The aggregate purchase price to be paid by the Investor to the Company for the Preferred Stock (the "Purchase Price") at the Closing shall be $12,408,000.

         2.3 The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place at 1:00 P.M. New York time on the business day immediately following the date the Company files an amendment to its certificate of incorporation permitting the issuance of preferred stock and the Designation. The Closing shall take place at the offices of [INTEK] or at such other time and place as the Company and Investor agree.

         2.4      At Closing the Company will deliver the following to the
Investor:

         (a) a certificate, in due and proper form, representing the Preferred Stock purchased upon which a legend substantially in the following form will be endorsed:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK INTO WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE"; and

         (b) an opinion of Sommer & Schneider LLP addressed to the Company which indicates that the Investor may rely upon it as to the matters set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7 and
                  6.8 of this Agreement, without reference to any pre-conditions referred to therein.

         2.5 At Closing, the Investor shall deliver the Purchase Price to the Company, in immediately available funds by wire transfer to a bank in the United States designated by the Company.

3.       INVESTOR REPRESENTATIONS AND WARRANTIES.
         ---------------------------------------

         The Investor hereby acknowledges, represents and warrants to (which representations and will be true and correct as of the date of the Closing as if the Agreement were made on the date of Closing), and agrees with, the Company as follows:


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         3.1 The Investor is acquiring the Preferred Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part;

         3.2 The Investor acknowledges its understanding that the offering and sale of the Preferred Stock is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the provisions of Regulation D thereunder. In furtherance thereof, the Investor represents and warrants to and agrees with the Company as follows:

         (a) the Investor has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and has no need for liquidity with respect to its investment in the Company;

         (b) the Investor is a corporation, trust, estate benefit plan, partnership other entity, which comes within a category of "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act (17 C.F.R. 230.501(a));

         3.3      The Investor:

         (a) has relied on all of the Company's reports and filings since January 1, 1996 and the representations of the Company set forth in the Second Amended and Restated Loan Agreement between the Company, as Borrower and Investor, as Lender of even date herewith (the "Documents") under the United States Securities Exchange Act of 1934, as amended (the "1934 Act") and any other documents which may have been requested and has carefully read the Documents and understands and has evaluated the risks of a purchase of Preferred Stock, and has relied solely (except as indicated in subsections (b) and (c) below) on the information contained in the Documents;

         (b) has been provided an opportunity to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

         (c) has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Investor to evaluate the merits and risks of purchase of the Preferred Stock to the extent the Company possesses such information or can acquire it without unreasonable efforts or expense, and has not been furnished any other offering literature or prospectus except as mentioned herein;

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         (d)      has not relied on any oral representation or oral information in connection with the offering of the Preferred Stock which is not contained in the Documents; and

         (e) has determined that the Preferred Stock is a suitable investment and that at the time of Closing the Investor could bear a complete loss of its investment;

         3.4 The Investor represents, warrants and agrees that it will not sell or otherwise transfer the Preferred Stock or the shares of the Company's common stock into which the Preferred Stock may be converted unless registered under the 1933 Act (which registration may be pursuant to that Registration Rights Agreement dated December 3, 1996 or otherwise) or in reliance upon an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Preferred Stock or underlying securities have not been registered under the 1933 Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and under the applicable securities laws of such states or an exemption from such registration is available. The Investor also understands that except for the Company's independent obligation to remain current in its filings under the 1934 Act, as amended, the Company is under no obligation to register the Preferred Stock on its behalf or to assist the Investor in complying with any exemption from registration under the 1933 Act. The Investor further understands that sales or transfers of the Preferred Stock or underlying securities are restricted by the provisions of state securities laws;

         3.5 The person signing this Preferred Stock Purchase Agreement on behalf of such entity has been duly authorized by such entity to do so;

         3.6 No representation or warranties have been made to the Investor by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company herein;

         3.7 The execution and delivery by the Investor of, and the performance by the Investor of its obligations under this Agreement will not contravene any provision of applicable law or the charter documents of the Investor or any agreement or other instrument binding upon the Investor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Investor of its obligations under such Agreements in accordance with their respective terms;

         3.8 The Investor has been duly organized, is validly existing and is in good standing under the laws of England and Wales. The Investor has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and are valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforcement may be limited by the laws effecting creditors rights, generally and general equitable principles.


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         3.9 The foregoing representations, warranties and agreements shall survive the Closing.

4.       INVESTOR AWARENESS.
         ------------------

         The Investor acknowledges and is aware that:

         4.1 No Federal or state agency has passed on the Preferred Stock or made any finding or determination as to the fairness of this investment.

         4.2 There are substantial restrictions on transferability of the Preferred Stock.

         4.3 The Company is a defendant in an action entitled Scott v. Steingold et al in the United States District Court, Northern District of Ohio.

         4.4 The foregoing acknowledgments shall survive the Closing.

5.       APPROVAL OF AMENDMENT AND DESIGNATION.
         -------------------------------------

         5.1 As part of its 1998 Annual Meeting of Stockholders to be held no later than April 30, 1998, the Company will propose to amend its certificate of incorporation to, among other things, permit its board of directors to issue shares of preferred stock in one or more series, including the series which will include the Preferred Stock.

         5.2 Pursuant to Section 218(c) of the Delaware General Corporation Law, the Investor will agree with Robert Shiver, the Company's President, to vote shares of the Company's common stock owned by it for such amendment consistent with the resolutions of the directors of the Company dated November 20, 1997.

         5.3 Investor agrees to cause its directors of the Company that are employed directly or indirectly by Investor to abstain from voting on matters concerning the authorization and issuance of the Preferred Stock to the Investor.

6.       COMPANY REPRESENTATIONS AND WARRANTIES.
         --------------------------------------

         The Company hereby acknowledges, represents and warrants to, and agrees with the Investor (which representations and will be true and correct as of the date of the Closing as if the Agreement were made on the date of Closing) as follows:

         6.1 The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and perform the obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code, laws effecting creditors rights, generally and general equitable principles.

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

         6.2 Assuming the accuracy of the representations and warranties of the Investor, the offering and sale of the Preferred Stock will be exempt from the registration requirements of the 1933 Act and all applicable State Securities Laws.

         6.3 The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not (a) contravene any provision of applicable law or the charter documents or by-laws of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or; (b) give any third party rights to acquire capital stock. No filing (except for a Form D and For 8-K following the closing), notice, consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

         6.4 The Documents did not, and through the date of the Closing will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time of their filing, not misleading.

         6.5 All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. The Company does not have any class of authorized stock other than Common Stock. Following the amendment to the Company's certificate of incorporation and approval of the Designation, the Preferred Stock will have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Preferred Stock is not subject to any preemptive or similar rights. In addition, the shares of Common Stock issuable upon the conversion of the Preferred Stock, when issued as provided in the Designation will be validly issued and fully paid and non-assessable, and such shares are not subject to any preemptive or similar rights. Except for the approval of the Company's shareholders, the issuance of the Preferred Stock in accordance with the terms hereof has been duly authorized by all requisite action on the part of the Company.

         6.6 The Company is not in violation of its charter or bylaws and is not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is subject, except such as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company, taken as a whole.

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

         6.7 Except as set forth in the Documents, there is no material litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the property or the business of the Company, or, to the best knowledge of the Company which would adversely affect the condition (financial or otherwise), business, prospects or results of operations of the Company, taken as a whole.

         6.8 The consolidated financial statements set forth in the Documents fairly present the financial position and the results of operations of the Company, at the dates and periods therein specified. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and are complete and accurate and are in accordance with the books and records of the Company.

         6.9 (a) The authorized capital stock of Purchaser consists of 60,000,000 shares of Purchaser Common Stock. As of the date hereof, there are 41,932,514 shares of the Purchaser Common Stock issued and outstanding and 465,582 shares of the Purchaser Common Stock are held by Purchaser as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

             (b) Except as set forth on Schedule 6.9 hereto, there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. The Company is not a party to any voting trust or other voting agreement with respect to any of the shares of the Company Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company, except for matters arising after the date hereof.

            (c) The consummation of the transaction contemplated hereby will not (i) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchase or any of its Subsidiaries or any of its properties or assets is bound; (ii) violate any statue, rule, regulation, order or decree of any Governmental Body by which Purchase or any of its Subsidiaries is bound.

         6.10 The Company at all times will keep sufficient shares of its Common Stock available for issuance upon the conversion of the Preferred Stock.

         6.11 The foregoing representations, warranties and agreements shall survive the Closing.


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

7.       MISCELLANEOUS.
         -------------

         7.1 Complete Agreement; Modification of Agreement . The Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Company and Investor.

         7.2 Waiver Of Jury Trial . THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN DOCUMENTS.

         7.3 Severability . Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.4 Parties . This Agreement shall be binding upon, and inure to the benefit of, the successors of Company and Investor.

         7.5 Governing Law . EXCEPT AS TO MATTERS OF INTERNAL CORPORATE LAW, WHICH SHALL BE GOVERNED BY THE GENERAL CORPORATION LAW OF DELAWARE, IN ALL OTHER RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. INVESTOR AND COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON COMPANY OR INVESTOR IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 7.6 HEREOF.

         7.6 Notices . Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:


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

(a)                        If to Investor at:

                           15 Carshalton Road
                           Sutton
                           Surrey  SM1 4LD
                           England

                           Attention:  Nigel Griffiths, LLB
                           Telecopy No. (0181) 770 1145

                           With copies to:

                           Weil, Gotshal & Manges LLP
                           99 Bishopsgate
                           London, EC2M 3XD

                           Attention:  David Lefkowitz, Esq.
                           Telecopy No. (0171) 426 0990

         (b)               If to Company at:

                           Intek Diversified Corporation
                           214 Carnegie Center, Suite 304
                           Princeton,  NJ  08540

                           Attention:  Lee Montellaro
                           Telecopy No.: (609) 419-1222

                           With copies to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153


                           Attention:  Howard Chatzinoff, Esq.
                           Telecopy No.:  (212) 310-8007


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

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or seven (7) Business Days after the same shall have been deposited (i) in the United States mail (in the case of notice being given by Company or any other Person in the United States) or (ii) in the United Kingdom mail (in the case of notice being given by Investor or any other Person located in the United Kingdom). Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         7.7 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

             IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                    INTEK DIVERSIFIED CORPORATION



                                    By:_______________________________
                                    Name:
                                    Title:


                                    SECURICOR COMMUNICATIONS LIMITED



                                    By:_______________________________
                                    Name:
                                    Title:


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



         The undersigned hereby guarantees to Company the performance by Investor of all of its obligations under this Agreement.

                                     SECURITY SERVICES PLC


                                     By:_______________________________
                                     Name:
                                     Title:

Date:




                -------------------------------------------------



         Pursuant to Section 218(c) of the Delaware General Corporation Law, the undersigned shareholders agree to vote (or give proxy's to vote) shares of Intek Diversified Corporation's (the "Company") common stock owned by them on the record date for the Company's next annual meeting as directed by the independent directors of the Company on matters relating to amendments to the Company's certificate of incorporation and the issuance of Preferred Stock consistent with the resolutions of the Company's board of directors dated November 20, 1997.



Date:_____________________          ________________________________
                                    Robert Shiver




Date:_____________________          SECURICOR COMMUNICATIONS LIMITED



                                    By:______________________________



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


                                  Schedule 6.9

            Outstanding Options, Warrants and Convertible Securities






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